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           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 23, 1999 except for Note T, for which such date is May 25, 1999, accompanying the financial statements of Gateway Energy Corporation included in the Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended February 28, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



GRANT THORNTON LLP


Houston, Texas
July 29, 1999